UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 19, 2013

VMware, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-33622

Delaware	94-3292913
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3401 Hillview Avenue, Palo Alto, CA 94304
(Address of principal executive offices, including zip code)

(650) 427-5000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 19, 2013, VMware, Inc. (“VMware” or the “Company”) appointed Kevan Krysler to serve as its Principal Accounting Officer. Mr. Krysler reports to Jonathan Chadwick, the Company's Chief Financial Officer and Executive Vice President. Mr. Chadwick is the Company's principal financial officer and also served as principal accounting officer prior to Mr. Krysler's appointment.
Mr. Krysler, age 42, joined VMware on August 19, 2013 as Senior Vice President, Chief Accounting Officer. He has most recently been a partner with KPMG, an accounting firm, since 2005 where he served both multi-national and emerging software and technology companies.
VMware and Mr. Krysler entered into a letter agreement establishing the terms of Mr. Krysler's compensation.  The letter agreement is attached hereto as Exhibit 99.1 and incorporated by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
99.1   Letter Agreement between VMware, Inc. and Kevan Krysler

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VMware, Inc.

Date August 22, 2013	By:	/s/ Jonathan Chadwick
Jonathan Chadwick Chief Financial Officer and Executive Vice President